Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin Investor Relations (630) 773-3800 www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

THIRD QUARTER 2005 FINANCIAL RESULTS

ITASCA, IL, October 25, 2005 — Gallagher today reported its financial results for the quarter and nine-month period ended September 30, 2005. A printer-friendly format is available at www.ajg.com.

Quarter Ended September 30

	Revenues			Net Earnings (Loss)		Diluted Net Earnings (Loss) Per Share
Segment	3rd Q 05	3rd Q 04	Chg	3rd Q 05	3rd Q 04	3rd Q 05	3rd Q 04
	($ in millions)			($ in millions)
Brokerage	$264.1	$239.8	10%	$41.1	$45.3	$0.43	$0.48
Risk Management	94.3	88.1	7%	12.7	12.4	0.13	0.13

Brokerage & Risk Management	358.4	327.9	9%	53.8	57.7	0.56	0.61

Financial Services	31.5	26.6	18%	(3.3)	(3.0)	(0.04)	(0.04)
Impact of FIN 46	—	9.0	—	—	—	—	—

Discontinued Operations
Brokerage & Risk Management	—	—	—	—	0.2	—	—
Financial Services	—	—	—	—	(0.5)	—	—

Total Company	$389.9	$363.5	7%	$50.5	$54.4	$0.52	$0.57

Nine Months Ended September 30

	Revenues			Net Earnings (Loss)		Diluted Net Earnings (Loss) Per Share
Segment	9 Mths 05	9 Mths 04	Chg	9 Mths 05	9 Mths 04	9 Mths 05	9 Mths 04
	($ in millions)			($ in millions)
Brokerage	$736.2	$665.6	11%	$95.0	$107.3	$0.99	$1.13
Litigation Matters	—	—	—	(21.0)	—	(0.22)	—
Risk Management	275.5	255.5	8%	40.1	33.8	0.42	0.36

Brokerage & Risk Management	1,011.7	921.1	10%	114.1	141.1	1.19	1.49

Financial Services	96.1	72.6	32%	(8.8)	(0.8)	(0.09)	(0.01)
Litigation Matters	—	—	—	(84.2)	—	(0.88)	—
Impact of FIN 46	—	69.9	—	—	—	—	—

Discontinued Operations
Brokerage & Risk Management	—	—	—	(0.2)	0.2	—	—
Financial Services	—	—	—	7.4	(1.1)	0.08	—

Total Company	$1,107.8	$1,063.6	4%	$28.3	$139.4	$0.30	$1.48

“2005 has seen an unprecedented amount of hurricane losses. In particular, Katrina, Rita and now Wilma are putting incredible stress on our clients, on our employees and likely on industry-wide insurance pricing and capacity. Gallagher’s teams have done an outstanding job of putting our clients’ needs first and I couldn’t be more pleased with our team’s resilience. The insurance industry now has a tremendous opportunity to prove its value and we are proud to be part of that process,” said J. Patrick Gallagher, Jr., President and Chief Executive Officer. “Our brokerage segment’s revenue growth of 10% and our risk management segment’s 7% revenue growth are outstanding quarterly results when faced with rate softening as well as regulatory turmoil. We believe we are making progress with the regulatory environment and look forward to focusing on building our company.”

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Brokerage and Risk Management Combined Third Quarter Highlights

•	Revenue growth of 9%, of which 3% is organic.

•	Pretax margin of 20%, a 2.5% margin reduction from 2004. Factors impacting 2005 margin primarily include investments in new hires of 0.2%, professional fees of 0.7%, continuing impact of staffing changes made in Gallagher’s reinsurance operations of 0.6%, increased stock option expense of 0.3%, one-time severance costs of 0.2%, increased insurance costs of 0.7% and the softening seen in the insurance market place. These were partially offset by employee benefit plan cost savings of 1.1%.

•	Gallagher ceased entering into new contingent commission agreements as a retail broker effective January 1, 2005. However, Gallagher will continue to accept contingent compensation from non-retail business and retail contingent commission related to entities acquired up to one year from the acquisition date. Below is a table that shows revenues recognized in 2004 related to 2003 retail contingent commission contracts and in 2005 related to 2004 retail contingent commission contracts. The increase in contingent commissions in 2005 resulted from brokers acquired in 2004.

Contingent Commission Income	1st Q	2nd Q	3rd Q	4th Q
2004	$15.9	$7.8	$1.9	$8.2
2005	16.7	9.4	2.0

•	In first quarter 2005, Gallagher sold its two medical claim management operations. Historical revenues and expenses related to these entities have been reclassified as discontinued operations.

•	Effective tax rate of 23% in 2005 versus 20% in 2004.

Brokerage Segment Third Quarter Highlights

•	Revenue growth of 10%, of which 1% is organic.

•	The new hires made in the latter part of 2004 and early 2005 are validating and were profitable in third quarter 2005, but still margin dilutive.

•	Third quarter compensation ratio was 1.9% higher than 2004. Employee benefit plan cost savings of 1.0% were more than offset by new hire compensation costs of 0.4%, costs related to staffing changes made in Gallagher’s reinsurance operations of 0.4% and increased stock option expense of 0.3%.

•	Third quarter operating expense ratio was 1.2% higher than 2004, mostly reflecting increased professional fees of 1.0% and increased insurance costs of 0.4%.

•	Pretax margin of 20%. The 3.4% margin reduction from 2004 results primarily from the compensation, operating expense and renewal rate factors discussed above.

Risk Management Segment Third Quarter Highlights

•	Revenue growth of 7%, all of which is organic. As compared to the second quarter 2005, claim counts on existing clients have stabilized and international new business has increased.

•	Third quarter compensation ratio was 1.7% higher than 2004. Employee benefit plan cost savings of 1.3% were more than offset by increased staffing levels.

•	Third quarter operating expense ratio was 1.3% lower than 2004 due to expense savings initiatives implemented in the latter part of 2004.

•	Pretax margin of 18%, which is flat versus 2004, reflects the offsetting compensation and operating expense factors discussed above.

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Financial Services Segment Highlights

•	Tax credits and tax credit-related revenues related to Gallagher’s synthetic coal (Syn/Coal) investments will phase-out if the average of the commonly reported crude oil price per barrel reaches certain levels.

1)	For calendar year 2005, Gallagher estimates that the commonly reported crude oil price would need to average approximately $70 per barrel for the remainder of 2005 for any phase-out to begin and average approximately $124 per barrel for the remainder of 2005 for a complete phase-out.

2)	For calendar year 2006, Gallagher estimates that the commonly reported crude oil price would need to average approximately $60 per barrel for the entire year 2006 for any phase-out to begin and average approximately $74 per barrel for the entire year 2006 for a complete phase-out.

3)	Between now and January 2006, Gallagher will monitor the commonly reported crude oil price and decide if it should produce Syn/Coal.

a)	If at that time Gallagher believes the 2006 price of oil will average below the phase-out price and decides to continue its current Syn/Coal production schedule, then the Financial Services Segment would expect to report a pretax loss of approximately $20 to $25 million for full year 2006. Gallagher’s overall tax rate would be approximately 23% to 25% for full year 2006.

b)	If at that time Gallagher believes the 2006 price of oil will average above the phase-out price and decides to idle its Syn/Coal facilities, then the Financial Services Segment could report a maximum one-time non-cash pretax charge of approximately $18 million related to a write-off of its remaining basis in these facilities. In addition, if the Syn/Coal facilities remain idle for all of 2006, the Financial Services Segment could report a pretax loss of approximately $5 to $10 million for full year 2006. Gallagher’s overall tax rate would be approximately 39% to 40% for full year 2006.

•	Gallagher estimates a net loss of $0.04 per diluted share in fourth quarter 2005 for the Financial Services Segment, which is the same guidance provided in Gallagher’s July 26, 2005 earnings release.

The company will host a webcast conference call on Wednesday, October 26, 2005 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in seven countries and does business in more than 110 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded under the symbol “AJG” on the New York Stock Exchange.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the area of tax legislation and in crude oil prices. Please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended Sep 30, 2005	3 Months Ended Sep 30, 2004	9 Months Ended Sep 30, 2005	9 Months Ended Sep 30, 2004
BROKERAGE SEGMENT

Commissions	$215.8	$197.2	$609.4	$555.4
Fees	43.7	39.7	114.0	101.9
Investment income - fiduciary	4.6	2.9	12.8	8.3

Revenues	264.1	239.8	736.2	665.6

Compensation	149.0	130.8	431.5	379.8
Operating	52.9	45.1	155.0	129.3
Depreciation	3.8	3.3	10.9	9.6
Amortization	5.0	4.0	15.4	12.6
Litigation and contingent commission related matters	—	—	35.0	—

Expenses	210.7	183.2	647.8	531.3

Earnings from continuing operations before income taxes	53.4	56.6	88.4	134.3
Provision for income taxes	12.3	11.3	14.4	27.0

Earnings from continuing operations	$41.1	$45.3	$74.0	$107.3

Diluted earnings from continuing operations per share	$0.43	$0.48	$0.77	$1.13
Growth - revenues	10%	9%	11%	10%
Organic growth in commissions and fees (1)	1%	3%	1%	2%
Growth - pretax earnings	-6%	2%	-34%	11%
Compensation expense ratio	56%	55%	59%	57%
Operating expense ratio	20%	19%	21%	19%
Pretax profit margin before litigation related matters (2)	20%	24%	17%	20%
Effective tax rate	23%	20%	16%	20%

RISK MANAGEMENT SEGMENT

Fees	$93.5	$87.7	$273.5	$254.4
Investment income - fiduciary	0.8	0.4	2.0	1.1

Revenues	94.3	88.1	275.5	255.5

Compensation	53.0	48.0	152.8	138.7
Operating	22.8	22.5	64.3	68.6
Depreciation	1.9	2.0	5.9	6.0
Amortization	0.1	0.1	0.3	0.3

Expenses	77.8	72.6	223.3	213.6

Earnings from continuing operations before income taxes	16.5	15.5	52.2	41.9
Provision for income taxes	3.8	3.1	12.1	8.1

Earnings from continuing operations	$12.7	$12.4	$40.1	$33.8

Diluted earnings from continuing operations per share	$0.13	$0.13	$0.42	$0.36
Growth - revenues	7%	17%	8%	19%
Organic growth in fees (1)	7%	16%	8%	18%
Growth - pretax earnings	6%	49%	25%	37%
Compensation expense ratio	56%	54%	55%	54%
Operating expense ratio	24%	26%	23%	27%
Pretax profit margin	18%	18%	19%	16%
Effective tax rate	23%	20%	23%	19%

BROKERAGE & RISK MANAGEMENT COMBINED

Commissions	$215.8	$197.2	$609.4	$555.4
Fees	137.2	127.4	387.5	356.3
Investment income - fiduciary	5.4	3.3	14.8	9.4

Revenues	358.4	327.9	1,011.7	921.1

Compensation	202.0	178.8	584.3	518.5
Operating	75.7	67.6	219.3	197.9
Depreciation	5.7	5.3	16.8	15.6
Amortization	5.1	4.1	15.7	12.9
Litigation and contingent commission related matters	—	—	35.0	—

Expenses	288.5	255.8	871.1	744.9

Earnings from continuing operations before income taxes	69.9	72.1	140.6	176.2
Provision for income taxes	16.1	14.4	26.5	35.1

Earnings from continuing operations	$53.8	$57.7	$114.1	$141.1

Diluted earnings from continuing operations per share	$0.56	$0.61	$1.19	$1.49
Growth - revenues	9%	11%	10%	12%
Organic growth in commissions and fees (1)	3%	8%	3%	8%
Growth - pretax earnings	-3%	10%	NMF	16%
Compensation expense ratio	56%	55%	58%	56%
Operating expense ratio	21%	21%	22%	21%
Pretax profit margin before litigation related matters (2)	20%	22%	17%	19%
Effective tax rate	23%	20%	NMF	20%

See notes to third quarter 2005 earnings release and non-GAAP financial measures on page 6.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	3 Months Ended Sep 30, 2005	3 Months Ended Sep 30, 2004	9 Months Ended Sep 30, 2005	9 Months Ended Sep 30, 2004
FINANCIAL SERVICES SEGMENT

Investment income	$31.0	$24.0	$91.9	$65.4
Impact of FIN 46 on investment income	—	9.0	—	69.9
Investment gains (losses)	0.5	2.6	4.2	7.2

Revenues	31.5	35.6	96.1	142.5

Investment expenses	30.5	25.1	90.1	59.8
Impact of FIN 46 on investment expenses	—	8.6	—	67.2
Interest	2.9	2.6	8.5	6.9
Depreciation	2.4	2.5	8.8	6.4
Impact of FIN 46 on depreciation expense	—	0.4	—	2.7
Litigation related matters	—	—	131.0	—

Expenses	35.8	39.2	238.4	143.0

Earnings (loss) from continuing operations before income taxes	(4.3)	(3.6)	(142.3)	(0.5)
Provision (benefit) for income taxes	(1.0)	(0.6)	(49.3)	0.3

Earnings (loss) from continuing operations	$(3.3)	$(3.0)	$(93.0)	$(0.8)

Diluted earnings (loss) from continuing operations per share	$(0.04)	$(0.04)	$(0.97)	$(0.00)

Consolidated Statement of Earnings (Unaudited - in millions except per share data)

	3 Months Ended Sep 30, 2005	3 Months Ended Sep 30, 2004	9 Months Ended Sep 30, 2005	9 Months Ended Sep 30, 2004
TOTAL COMPANY

Commissions	$215.8	$197.2	$609.4	$555.4
Fees	137.2	127.4	387.5	356.3
Investment income - fiduciary	5.4	3.3	14.8	9.4
Investment income - all other	31.0	33.0	91.9	135.3
Investment gains (losses)	0.5	2.6	4.2	7.2

Revenues	389.9	363.5	1,107.8	1,063.6

Compensation	202.0	178.8	584.3	518.5
Operating	75.7	67.6	219.3	197.9
Investment expenses	30.5	33.7	90.1	127.0
Interest	2.9	2.6	8.5	6.9
Depreciation	8.1	8.2	25.6	24.7
Amortization	5.1	4.1	15.7	12.9
Litigation and contingent commission related matters	—	—	166.0	—

Expenses	324.3	295.0	1,109.5	887.9

Earnings (loss) from continuing operations before income taxes	65.6	68.5	(1.7)	175.7
Provision (benefit) for income taxes	15.1	13.8	(22.8)	35.4

Earnings from continuing operations	50.5	54.7	21.1	140.3

Earnings (loss) on discontinued operations, net of income taxes	—	(0.3)	7.2	(0.9)

Net earnings	$50.5	$54.4	$28.3	$139.4

Diluted earnings from continuing operations per share	$0.52	$0.57	$0.22	$1.49
Diluted earnings on discontinued operations per share	—	—	0.08	(0.01)

Diluted net earnings per share	$0.52	$0.57	$0.30	$1.48

Dividends declared per share	$0.28	$0.25	$0.84	$0.75

Other Information
Basic weighted average shares outstanding (000s)	94,912	92,265	93,727	91,246
Diluted weighted average shares outstanding (000s)	96,583	95,053	95,653	94,449
Common shares repurchased (000s)	11	615	70	1,170
Annualized return on beginning tangible net worth (3)			7%	47%
Number of acquisitions closed	1	4	8	14
Workforce at end of period (includes acquisitions)			8,099	7,451

Earnings From Continuing Operations Before Litigation and Contingent Commission Related Matters, Investment (Gains) Losses, Pension Plan Curtailment Gain, Depreciation, Amortization and Stock Compensation Expense (4)

Earnings from continuing operations	$50.5	$54.7	$21.1	$140.3
Litigation and contingent commission related matters	—	—	166.0	—
Investment (gains) losses	(0.5)	(2.6)	(4.2)	(7.2)
Pension plan curtailment gain	—	—	(10.0)	—
Depreciation	8.1	8.2	25.6	24.7
Amortization	5.1	4.1	15.7	12.9
Amortization of deferred comp and restricted stock	1.5	2.5	5.6	7.3
Stock compensation expense	2.3	1.4	6.5	3.9
Tax effect	(3.8)	(2.7)	(69.8)	(8.0)

Earnings from continuing operations before litigation and contingent commission related matters, investment (gains) losses, pension plan curtailment gain, depreciation, amortization and stock compensation expense	$63.2	$65.6	$156.5	$173.9

On a diluted per share basis	$0.65	$0.69	$1.64	$1.84

See notes to third quarter 2005 earnings release and non-GAAP financial measures on page 6.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Sep 30, 2005	Dec 31, 2004
Cash and cash equivalents	$313.9	$224.6
Restricted cash	583.9	488.9
Unconsolidated investments - current	31.4	26.0
Premiums and fees receivable	1,328.6	1,355.5
Other current assets	162.0	132.8

Total current assets	2,419.8	2,227.8

Unconsolidated investments - noncurrent	89.9	132.4
Fixed assets related to consolidated investments - net	128.2	195.6
Other fixed assets - net	55.4	63.4
Deferred income taxes	209.4	184.8
Other noncurrent assets	75.8	59.7
Goodwill - net	237.1	219.0
Amortizable intangible assets - net	170.2	155.2

Total assets	$3,385.8	$3,237.9

Premiums payable to insurance and reinsurance companies	$1,948.4	$1,838.9
Accrued compensation and other accrued liabilities	307.7	253.4
Unearned fees	41.1	35.0
Income taxes payable	37.7	24.8
Other current liabilities	21.0	18.6
Corporate related borrowings	—	—
Investment related borrowings - current	34.7	41.4

Total current liabilities	2,390.6	2,212.1

Investment related borrowings - noncurrent	80.7	140.0
Other noncurrent liabilities	130.0	124.8

Total liabilities	2,601.3	2,476.9

Stockholders’ equity:
Common stock - issued and outstanding	95.2	92.1
Capital in excess of par value	221.7	146.4
Retained earnings	488.1	539.0
Unearned deferred compensation	(15.2)	(12.2)
Unearned restricted stock	(5.2)	(4.3)
Accumulated other comprehensive earnings (loss)	(0.1)	—

Total stockholders’ equity	784.5	761.0

Total liabilities and stockholders’ equity	$3,385.8	$3,237.9

Other Information
Tangible net worth (5)	$377.2	$386.8
Book value per share	$8.24	$8.26
Tangible book value per share (6)	$3.96	$4.20

Notes to Third Quarter 2005 Earnings Release and Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided elsewhere in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Measures Defined

(1)	Organic growth excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes contingent commission revenues.

(2)	Represents pretax earnings (loss) from continuing operations before the impact of pretax litigation and contingent commission related matters divided by total revenues.

(3)	Represents year-to-date net earnings divided by total stockholders’ equity, less net balance of goodwill and amortizable intangible assets, as of the beginning of the year.

(4)	Represents net earnings before the after-tax effect of the impact of litigation and contingent commission related matters, investment gains (losses), pension plan curtailment gain, depreciation, amortization, amortization of deferred compensation and restricted stock expense and stock compensation expense.

(5)	Represents total stockholders’ equity less net balance of goodwill and amortizable intangible assets.

(6)	Represents tangible net worth divided by the common shares outstanding at the end of the period.

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Arthur J. Gallagher & Co.

Unconsolidated Investment Summary

(Unaudited - in millions)

					September 30, 2005
	September 30, 2005		December 31, 2004		LOCs & Financial Guarantees	Funding Commitments
	Current	Noncurrent	Current	Noncurrent
Unconsolidated Investments:
Direct and indirect investments in Asset
Alliance Corporation (AAC)	$0.6	$46.7	$0.8	$46.7	$—	$—

Low income housing (LIH) developments:
Bridge loans	5.6	—	5.2	—	—	—
Partnership interests	—	1.2	—	1.5	—	—
LIH Developer	—	8.8	—	9.2	—	—

Alternative energy investments:
Owned partnership interests	1.4	18.7	0.9	19.1	4.4	1.3
Biogas project	—	—	—	14.7	—	—
Partnership interest installment sales	22.1	8.1	18.6	12.9	—	—

Bermuda insurance investments	—	0.4	—	20.4	6.7	—

Real estate, venture capital and other investments	1.7	6.0	0.5	7.9	—	1.3

Total unconsolidated investments	31.4	89.9	26.0	132.4	11.1	2.6

Non-recourse borrowings - Biogas project	—	—	(0.2)	(13.8)	—	—

Net unconsolidated investments	$31.4	$89.9	$25.8	$118.6	$11.1	$2.6

Consolidated Investment Summary

(Unaudited - in millions)

			September 30, 2005
			LOCs & Financial Guarantees	Funding Commitments
	September 30, 2005	December 31, 2004

Home office land and building:
Fixed assets	$101.6	$101.3	$—	$—
Accumulated depreciation	(17.7)	(15.8)	—	—
Non-recourse borrowings - current	(0.9)	(0.9)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(72.5)	(73.1)	—	—
Recourse borrowings - noncurrent	(3.0)	(3.0)	—	—
Net other consolidated assets and liabilities	4.0	2.8	—	—

Net investment	11.5	11.3	—	—

Florida community development:
Fixed assets	—	60.3	—	—
Accumulated depreciation	—	(0.7)	—	—
Non-recourse borrowings - current	—	(17.9)	—	—
Recourse borrowings - current	—	(17.0)	—	—
Non-recourse borrowings - noncurrent	—	(0.1)	—	—
Recourse borrowings - noncurrent	—	(12.4)	—	—
Net other consolidated assets and liabilities	—	(2.4)	12.6	—

Net investment	—	9.8	12.6	—

Airplane leasing company:
Fixed assets	51.8	51.8	—	—
Accumulated depreciation	(16.8)	(14.1)	—	—
Non-recourse borrowings - current	(30.6)	(2.6)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	—	(29.9)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	(0.2)	—	—	—

Net investment	4.2	5.2	—	—

Syn/Coal partnerships:
Fixed assets	15.6	15.6	—	—
Accumulated depreciation	(6.3)	(2.8)	—	—
Non-recourse borrowings - current	(3.2)	(2.8)	—	—
Recourse borrowings - current	—	—	—	—
Non-recourse borrowings - noncurrent	(5.2)	(7.7)	—	—
Recourse borrowings - noncurrent	—	—	—	—
Net other consolidated assets and liabilities	(0.9)	1.6	—	—

Net investment	—	3.9	—	—

Total consolidated investments:
Fixed assets	169.0	229.0	—	—
Accumulated depreciation	(40.8)	(33.4)	—	—
Non-recourse borrowings - current	(34.7)	(24.2)	—	—
Recourse borrowings - current	—	(17.0)	—	—
Non-recourse borrowings - noncurrent	(77.7)	(110.8)	—	—
Recourse borrowings - noncurrent	(3.0)	(15.4)	—	—
Net other consolidated assets and liabilities	2.9	2.0	12.6	—

Net investment	$15.7	$30.2	$12.6	$—

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